                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                      INDEPENDENCE CAPITAL MANAGEMENT, INC.

                                       AND

                      GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                                   RELATING TO

                              SMALL CAP VALUE FUND


         INVESTMENT SUB-ADVISORY AGREEMENT, made as of August 1, 2004 by and between INDEPENDENCE CAPITAL MANAGEMENT, INC. ("Adviser"), a corporation organized and existing under the laws of the State of Pennsylvania, and GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("Sub-Adviser"), a limited partnership organized and existing under the laws of the State of Delaware.

                                   WITNESSETH:

         WHEREAS, Penn Series Funds, Inc. ("Penn Series") is a Maryland corporation and an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue shares in separate series with each series representing interests in a separate fund of securities and other assets; and

         WHEREAS, Adviser and Sub-Adviser are engaged principally in the business of rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, Adviser is authorized to render investment advisory services to Penn Series and to enter into a sub-advisory agreement with a sub-adviser for the rendering of investment advisory services to Penn Series;

         WHEREAS, Adviser desires Sub-Adviser to render investment sub-advisory services to Penn Series in the manner and on the terms and conditions hereinafter set forth; and Sub-Adviser desires to render such services, in such manner and under such terms;

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. INVESTMENT SUB-ADVISORY SERVICES. Sub-Adviser shall serve as investment sub-adviser and shall supervise and direct the investments of the Small Cap Value Fund (the "Fund"), and to exercise all rights incidental to ownership in accordance with the investment objectives, program and restrictions applicable to the Fund as provided in Penn Series' Prospectus and Statement of Additional Information ("SAI"), as amended from time to time, and such other limitations as may be imposed by law or as Penn Series or Adviser may agree to with Sub-Adviser in writing. To enable Sub-Adviser to fully exercise its discretion, Adviser hereby appoints Sub-Adviser as agent and attorney-in-fact for the Fund with full power and authority to buy, sell and otherwise deal in securities and contracts for the Fund. No investment will be made by Sub-Adviser for the Fund if the investment would violate the investment objectives, investment restrictions or limitations of the Fund set out in the Prospectus and the SAI delivered to the Sub-Adviser and as may be amended and delivered to Sub-Adviser in the future. Sub-Adviser shall not take custody of any assets of Penn Series, but shall issue settlement instructions to the custodian designated by Penn Series (the "Custodian"). Sub-Adviser shall, in its discretion, obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with the investment objectives of the Fund. In furtherance of this duty, Sub-Adviser, as agent and attorney-in-fact with respect to Adviser and Penn Series, is authorized, in its discretion and without prior consultation with Adviser or Penn Series, to:

         (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

         (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as Sub-Adviser may select, in conformance with the provisions of Paragraph 4 herein; and

         (iii)    take such other actions Sub-Adviser deems to be appropriate;

provided, however, that Sub-Adviser shall make no investment for the Fund that would violate the objectives, investment program, or restrictions or limitations of the Fund.

2. ACCOUNTING AND RELATED SERVICES. Sub-Adviser agrees to cooperate with the Accounting Services Agent appointed by Penn Series pursuant to the Accounting Services Agreement entered into by Penn Series and the Accounting Services Agent. As requested from time to time, Sub-Adviser shall provide Penn Series and its Accounting Services Agent with such information as may be reasonably necessary to properly account for financial transactions with respect to the Fund.

3. SUB-ADVISORY FEE.

         A. PAYMENT OF FEE. For the services Sub-Adviser renders to Penn Series under this Agreement, Adviser will pay Sub-Adviser fees based on the average daily net assets of the Fund.

         B. FEE RATE.

         (i) Seventy-five basis points (0.75%) of the first $50,000,000 of average daily net assets of the Fund;

         (ii) Seventy basis points (0.70%) of the next $50,000,000 of average daily net assets of the Fund;

         (iii) Sixty-five basis points (0.65%) of average daily net assets of the Fund in excess of 100,000,000.

         C. METHOD OF COMPUTATION. The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to Sub-Adviser as of the first business day of the next succeeding calendar month. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate applicable to the Fund as set forth above, and multiplying this product by the net assets of the Fund. A Fund's net assets, for purposes of the calculations described above, will be determined in accordance with Penn Series' Prospectus and Statement of Additional Information as of the close of business on the most recent previous business day on which Penn Series was open for business.

4. BROKERAGE.

         A. In executing portfolio transactions and selecting brokers or dealers for the Fund, Sub-Adviser will use its best efforts to seek the best price and execution of its orders. In assessing the best price and the execution for any transaction, Sub-Adviser shall consider the breadth of the market in the security, the price of the security, the skill, financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any. In determining whether it is receiving best price and execution, the Sub-Adviser may take into account the research and related services that the broker has provided to Penn Series or the Sub-Adviser for Penn Series. The Sub-Adviser may pay certain brokers a higher commission than may be charged by other brokers, in return for research and brokerage advice, provided that payment of such commission is in accord with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). It is understood that the Sub-Adviser will not be deemed to have acted unlawfully or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Fund to a broker-dealer in compliance with the provisions of Section 28(e) of the 1934 Act, or as described from time to time in the Penn Series' Prospectus and Statement of Additional Information. Sub-Adviser shall advise Penn Series' Board of Directors, when requested, as to all payments of commissions and as to its brokerage policies and practices and shall follow such instructions with respect thereto as may be given by Penn Series' Board.

         B. Penn Series has identified all broker-dealers affiliated with either Penn Series or Adviser, other than those whose sole business is the distribution of mutual fund shares, who effect securities transactions for customers. Adviser shall promptly furnish a written notice to Sub-Adviser if the information so provided is no longer accurate. The Sub-Adviser acknowledges that the Adviser and Penn Series intend to rely on Rule 17a-7, Rule 17e-1, Rule 17a-10, Rule 10f-3 and Rule 12d3-1 under the 1940 Act, and the Sub-Adviser hereby agrees that it shall not consult with any other Sub-Adviser to Penn Series with respect to transactions in securities for the Fund or any other transactions of Penn Series assets.

         C. In connection with its management of the Fund and consistent with its fiduciary obligation to the Fund and other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                  The Adviser, on behalf of the Fund, hereby agrees and consents that the Sub-Adviser is authorized to permit the Fund to engage in agency cross transactions, in compliance with Rule 206(3)-2 under the Advisers Act.

                  The Adviser hereby acknowledges that, in effecting such agency cross transactions the Sub-Adviser or its affiliates will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding both parties to such transactions.

5. USE OF THE SERVICES OF OTHERS. Sub-Adviser may (at its cost except as contemplated by Section 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing Penn Series, Adviser or itself, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to Penn Series and Adviser, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts which it serves as investment adviser.

6. PERSONNEL, OFFICE SPACE, AND FACILITIES. Sub-Adviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as it, or any affiliated corporation of Sub-Adviser, requires in the performance of services under this Agreement.

7. OWNERSHIP OF SOFTWARE AND RELATED MATERIAL. All computer programs, magnetic tapes, written procedures and similar items developed and used by Sub-Adviser or any affiliate in performance of this Agreement are the property of Sub-Adviser and will not become the property of Penn Series or Adviser.

8. REPORTS TO PENN SERIES AND COOPERATION WITH ACCOUNTANTS. Sub-Adviser, and any affiliated corporation of Sub-Adviser performing services for Adviser and Penn Series described in this Agreement, shall furnish to or place at the disposal of Penn Series and Adviser, such information, reports, evaluations, analyses and opinions as Penn Series and Adviser may, at any time or from time to time, reasonably request or as Sub-Adviser may deem helpful, to reasonably ensure compliance with applicable laws and regulations or for any other purpose. Sub-Adviser and its affiliates shall cooperate with Penn Series' independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants is made available to them for the expression of their opinion without any qualification as to the scope of their examination, including, but not limited to, their opinion included in Penn Series' annual report under the 1940 Act and annual amendment to Penn Series' registration statement under the 1940 Act.

9. REPORTS TO SUB-ADVISER. Penn Series and/or Adviser shall furnish or otherwise make available to Sub-Adviser such prospectuses, statements of additional information, financial statements, proxy statements, reports, and other information relating to the business and affairs of Penn Series, Adviser or the Fund, as Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

10. OWNERSHIP OF RECORDS. All records required to be maintained and kept current by Penn Series pursuant to the provisions of rules or regulations of the Securities and Exchange Commission (the "SEC") under Section 31(a) of the 1940 Act and that are maintained and kept current by Sub-Adviser or any affiliated corporation of Sub-Adviser on behalf of Penn Series are the property of Penn Series; provided, however, that the Sub-Adviser may retain a copy of such records, including in the event of termination of this Agreement. Such records will be preserved by Sub-Adviser itself or through an affiliated corporation for the periods prescribed in Rule 3la-2 under the 1940 Act, where applicable, or in such other applicable rules that may be adopted time under the 1940 Act. Such records may be inspected by representatives of Penn Series and Adviser at reasonable times and, in the event of termination of this Agreement, will be promptly delivered to Adviser and Penn Series upon request.

11. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of Sub-Adviser or any affiliated person of Sub-Adviser to render investment advisory, supervisory and other services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect as to Fund, or until Sub-Adviser shall otherwise consent, Sub-Adviser shall be the only investment sub-adviser to the Fund. It is understood that Sub-Adviser may give advice and take action for its other clients which may differ from advice given, or the timing or nature of action taken, for a Fund. Sub-Adviser is not obligated to initiate transactions for a Fund in any security which Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or other clients.

12. CONFIDENTIAL RELATIONSHIP. Information furnished by Penn Series or by one party to another, including Penn Series' or a party's respective agents and employees, is confidential and shall not be disclosed to third parties, other than a party's accounting, legal, tax or other advisers, unless required by law. Adviser and Sub-Adviser, on behalf of themselves and their affiliates and representatives, agree to keep confidential all records and other information relating to the other party or Penn Series (as the case may be), except after prior notification to and approval in writing by Adviser, Sub-Adviser or Penn Series (as the case may be), which approval shall not be unreasonably withheld, and may not be withheld, where Adviser, Sub-Adviser or any affiliate may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by Adviser, Sub-Adviser or Penn Series.

13. PROXIES AND VALUATION OF SECURITIES. Subject to such oversight by Penn Series as the Board of Directors of Penn Series shall deem appropriate, Sub-Adviser shall vote proxies solicited by or with respect to the issuers of securities held in the Fund.

         Upon reasonable request from the Adviser, the Sub-Adviser (through a qualified person) will reasonably assist the valuation committee of Penn Series or the Adviser in valuing securities of the Fund as may be required from time to time, including making available information of which the Sub-Adviser has knowledge related to the securities being valued; however, the Adviser acknowledges that the Adviser or its pricing agents shall assume all responsibility for valuation decisions.

14. INSTRUCTIONS, OPINION OF COUNSEL AND SIGNATURES. At any time Sub-Adviser may apply to an officer of Penn Series for instructions, and may consult legal counsel for Penn Series, in respect of any matter arising in connection with this Agreement, and Sub-Adviser shall not be liable for any action taken or omitted by it or by any affiliate in good faith in accordance with such instructions or with the advice or opinion of Penn Series' legal counsel. Sub-Adviser and its affiliates shall be protected in acting upon any instruction, advice, or opinion provided by Penn Series or its legal counsel and upon any other paper or document delivered by Penn Series or its legal counsel believed by Sub-Adviser to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of Penn Series, until receipt of written notice thereof from Penn Series. Sub-Adviser shall inform Adviser of all applications to Penn Series for instructions and all consultations with legal counsel for Penn Series at the time of such application or consultation.

15. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as such responsibility may be placed upon Sub-Adviser or any affiliate by the terms of this Agreement, and except for the accuracy of information furnished to Penn Series by Sub-Adviser or any affiliate, Sub-Adviser does not assume responsibility for the preparation, contents and distribution of the prospectuses for Penn Series, for complying with any applicable requirements of the 1940 Act, the 1934 Act, the Securities Act of 1933, as amended, or any other laws, rules and regulations of governmental authorities having jurisdiction over Penn Series.

16. MARKET TIMING. Penn Series and Adviser hereby certify that there are policies and procedures designed to detect and deter disruptive trading practices in the Fund, including "market timing", and Penn Series and the Adviser agree that they will continue to enforce and abide by such policies and procedures, as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Fund generally. Sub-Adviser agrees, upon reasonable request from Penn Series and the Adviser, reasonably to assist Penn Series and the Adviser to detect and deter disruptive trading practices in the Fund.

17. LIMITATION OF LIABILITY. Neither Sub-Adviser nor any of its affiliates, their respective officers, directors, employees or agents, or any person performing executive, administrative, trading, or other functions for Penn Series (at the direction or request of Sub-Adviser), or Sub-Adviser or its affiliates in connection with the discharge of obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by Penn Series in connection with the matters to which this Agreement relates, except for such error, mistake or loss resulting from willful misconduct, bad faith, or negligence (as determined conclusively by a court of competent jurisdiction) in the performance of its, his or her duties on behalf of Penn Series or constituting or resulting from a failure to comply with any term of this Agreement. Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of the Custodian or of any broker, dealer, underwriter or issuer selected by Sub-Adviser with reasonable care.

18. OBLIGATIONS OF ADVISER AND SUB-ADVISER. It is expressly agreed that the obligations of Adviser and Sub-Adviser hereunder shall not be binding upon any of their directors, shareholders, nominees, officers, agents or employees, personally. The execution and delivery of this Agreement have been authorized in accordance with the governing documents of each party and in accordance with applicable law, and shall be signed by an authorized officer of each party, acting as such, and shall be binding on each party.

19. INDEMNIFICATION BY ADVISER. Adviser will indemnify and hold Sub-Adviser harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Sub-Adviser resulting from: (i) any action or omission of Sub-Adviser or any affiliate, with respect to any service described in this Agreement, upon instructions reasonably believed by Sub-Adviser or any affiliate to have been executed by an individual who has been identified in writing by Penn Series or Adviser as a duly authorized officer of Penn Series or Adviser; (ii) any action of Sub-Adviser or any affiliate, with respect to any service described in this Agreement upon information provided by Penn Series or Adviser in form and under policies agreed to by Sub-Adviser and Adviser; or
(iii) any claim, demand, action or suit arising out of Adviser's or any affiliate's failure to comply with any term of this Agreement or which arise out of the willful misconduct, bad faith, or negligence (as determined conclusively by a court of competent jurisdiction) of Adviser, its affiliates, their agents or contractors. Sub-Adviser shall not be entitled to such indemnification in respect of actions or omissions constituting negligence (as determined conclusively by a court of competent jurisdiction) or willful misconduct of Sub-Adviser or its affiliates, agents or contractors, or constituting a failure by Sub-Adviser or any affiliate to comply with any term of this Agreement; provided, that such negligence or willful misconduct is not attributable to Adviser or any person that is an affiliate of Adviser or an affiliate of an affiliate of Adviser. Prior to the confession of any claim against it which may be subject to this indemnification, Sub-Adviser shall give Adviser reasonable opportunity to defend against said claim in its own name or in the name of Sub-Adviser.

20. INDEMNIFICATION BY SUB-ADVISER. Sub-Adviser will indemnify and hold harmless Penn Series and Adviser from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Penn Series and Adviser and resulting from any claim, demand, action or suit arising out of Sub-Adviser's or any affiliate's failure to comply with any term of this Agreement or which arise out of the willful misconduct, bad faith, or negligence (as determined conclusively by a court of competent jurisdiction) of Sub-Adviser, its affiliates, their agents or contractors. Neither Penn Series nor Adviser shall be entitled to such indemnification in respect of actions or omissions constituting negligence (as determined conclusively by a court of competent jurisdiction) or willful misconduct of Penn Series or Adviser, or their agents or contractors or constituting a failure by Adviser to comply with any term of this Agreement; provided, that such negligence or misconduct is not attributable to Sub-Adviser or any person that is an affiliate of Sub-Adviser or an affiliate of an affiliate of Sub-Adviser. Prior to confessing any claim against it which may be subject to this indemnification, Adviser shall give Sub-Adviser reasonable opportunity to defend against said claim in its own name or in the name of Adviser. For purposes of this Section 20 and Section 19 hereof, no broker or dealer shall be deemed to be acting as agent or contractor of Sub-Adviser or any affiliate of Sub-Adviser, in effecting or executing any portfolio transaction for the Fund.

21. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until two years from date of execution. Thereafter, this Agreement shall continue in effect from year to year with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board of Directors of Penn Series, or by a vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the Fund and (b) in either event by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of Penn Series who are not parties to this Agreement or interested persons of any such party. Sub-Adviser shall furnish to Penn Series, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement with respect to the Fund or any extension, renewal or amendment hereof.

23. AMENDMENT OF AGREEMENT. This Agreement may be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act, the rules and regulations promulgated under the 1940 Act and the provisions of any other applicable law or regulation.

24. ASSIGNMENT OF AGREEMENT. This Agreement shall terminate automatically in the event of its assignment, as required by the 1940 Act and rules and regulations promulgated thereunder.

25. TERMINATION OF AGREEMENT. This Agreement may be terminated by Adviser, Penn Series or by Sub-Adviser, with respect to the Fund, without payment of any penalty, upon 60 days' prior notice in writing from Adviser to Sub-Adviser, or upon 90 days' prior notice in writing from Sub-Adviser to Adviser; provided, that in the case of termination by Adviser or Penn Series, such action shall have been authorized by resolution of a majority of its directors who are not interested persons of any party to this Agreement, or by vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the affected Fund. Notwithstanding any such termination, the provisions of Sections 19 and 20 of this Agreement shall remain in full force and effect and both the Adviser and the Sub-Adviser shall remain entitled to the benefit of such provisions.

26. MISCELLANEOUS.

         A. USE OF SUB-ADVISER'S NAMES. It is understood that the name "Goldman, Sachs & Co." or "Goldman Sachs" or any derivative thereof, and any tradename, trademark, trade device, service mark, symbol or logo associated with those names, are the valuable property of the Sub-Adviser or its affiliates and that the Adviser has the right to use to such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Fund, only with the prior written approval of the Sub-Adviser, such approval not to be unreasonably withheld, and for so long as the Sub-Adviser is Sub-Adviser of the Fund. Such materials may be furnished to the Sub-Adviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. Notwithstanding the foregoing, the Sub-Adviser's approval is not required when (i) previously approved materials are re-issued with minor modifications, (ii) the Adviser and Sub-Adviser identify materials which they jointly determine do not require the Sub-Adviser's approval and (iii) used as required to be disclosed in the registration statements and/or proxy statements of the Fund. Upon termination of this Agreement, the Fund and the Adviser shall forthwith cease to use such name (or derivative or logo), although the Adviser may continue to use such name (or derivative or logo) as permitted by other then current Sub-Advisory agreements which the Adviser and Sub-Adviser have executed. The approval to use required by this sub-section shall be deemed to have been given at the end of the fifth business day following receipt by Sub-Adviser, unless Sub-Adviser has previously requested a longer period of time to review, which request will not be unreasonably denied.

         B. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         C. INTERPRETATION. Nothing herein contained shall be deemed to require Penn Series to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the board of directors of Penn Series of its responsibility for and control of the conduct of the affairs of Penn Series.

         D. DEFINITIONS. Any question of interpretation of any terms or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used herein, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         E. NOTICE. Notice under the Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the addressed party at such address as such party may designate for the receipt of such notices. Until further notice, it is agreed that for this purpose the address of Adviser is Independence Capital Management, Inc., Attention:
President, 600 Dresher Road, Horsham, PA 19044, and that of Sub-Adviser is Goldman Sachs Asset Management, L.P., Attention: Scott Kilgallen, 32 Old Slip, 32nd Floor, 1 Financial Square, New York, NY 10005.

         F. STATE LAW. The Agreement shall be construed and enforced in accordance with and governed by the laws of Maryland, without regard to conflicts of law provisions thereof, except where such state laws have been preempted by Federal law.

         G. COUNTERPARTS. This Agreement may be entered into in counterparts, each of which when so executed and delivered shall be deemed to be an original, and together shall constitute one document.

         H. ENTIRE AGREEMENT; SEVERABILITY. This Agreement is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof.

         I. NO THIRD PARTY BENEFICIARIES. Neither party intends for this Agreement to benefit any third-party not expressly named in this Agreement.

         J. CHANGES IN SUB-ADVISER ORGANIZATION. The Sub-Adviser agrees to notify the Adviser within a reasonable period of time regarding a material change in the members of Sub-Adviser.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


Attest:                                   INDEPENDENCE CAPITAL MANAGEMENT, INC.

/s/ Barbara S. Wood                       By:  /s/ Peter M. Sherman
-------------------------                    ----------------------------------
Barbara S. Wood                                    Peter M. Sherman
Secretary                                          President


Attest:                                   GOLDMAN SACHS ASSET MANAGEMENT, L.P.

/s/ Cecilia H. Garcia                     By:  /s/ James McNamara
-------------------------                    ----------------------------------
Name:  Cecilia H. Garcia                   Name:  James McNamara
Title: Associate                           Title: Managing Director